UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K AMENDMENT

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 7, 2006

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31886	20-0745214
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7 West 18th Street, 9th Floor New York, NY		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 393-4365

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 4.01

Changes in Registrant’s Certifying Accountant

(a)

Pursuant to a letter to Lopez, Blevins, Bork & Associates, LLP (“Lopez”) from AXM Pharma, Inc. (the “Company”), dated July 7, 2006, the Company dismissed Lopez  as the Company’s independent accountant.  The decision to change accountants was recommended by the Audit Committee of the Company.

Lopez's report on the financial statements for the past two years neither contained an adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles, except that in the Report of Independent Registered Public Accounting Firm section of the Company’s annual reports for the fiscal year ended December 31, 2004 and the fiscal year ended December 31, 2005, Lopez disclaimed their opinions of the financial statements by indicating that their opinions on the consolidated financial statements were prepared assuming the Company continues as a going concern.  Lopez indicated that the Company’s losses in the years 2004 and 2005 create substantial doubt about the Company’s ability to continue as a going concern.  During the two most recent fiscal years and through the subsequent interim period through July 7, 2006, the Company had no disagreements with Lopez on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

On July 10, 2006, the Audit Committee of the Company decided to engage Moore Stephens Wurth Frazer and Torbet, LLP (“Moore Stephens”) as the Company’s new accountant.  Moore Stephens will commence with the review of the Company’s financial statements and Form 10-QSB filing for the quarter ended June 30, 2006.

Item 9.01

Financial Statements and Exhibits.

(c)         Exhibits.

Exhibit No.	Description
16	Letter on change of certifying accountant, dated July 18, 2006, from Lopez, Blevins, Bork & Associates, LLP to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXM PHARMA, INC.

Dated:  July 18, 2006

        By:  /s/  Wei-Shi Wang

            Wei-Shi Wang

            Chief Executive Officer

Exhibit Index

Exhibit No.	Description
16	Letter on change of certifying accountant, dated July 18, 2006, from Lopez, Blevins, Bork & Associates, LLP to the Securities and Exchange Commission.